================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       CENTRAL RESERVE LIFE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                     [CENTRAL RESERVE LIFE CORPORATION LOGO]


                        CENTRAL RESERVE LIFE CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 6, 1997



     Notice is hereby given that the Annual Meeting of Shareholders of Central Reserve Life Corporation will be held at the Holiday Inn - Westlake, 1100 Crocker Road, Westlake, Ohio, on Tuesday, May 6, 1997, at 10:00 a.m., local time, for the following purposes:

     1.  To elect three directors, each to serve for a term of three years;

     2. To consider and act upon a proposal to amend the Company's Amended Articles of Incorporation to increase by 5,000,000 the authorized number of Common Shares.

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 31, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


                                             By order of the Board of Directors.


                                             /s/LINDA S. STANDISH


                                             LINDA S. STANDISH, Secretary
April 14, 1997


                             YOUR VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                        CENTRAL RESERVE LIFE CORPORATION
                                    CRL PLAZA
                               17800 ROYALTON ROAD
                            STRONGSVILLE, OHIO 44136


                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Central Reserve Life Corporation, an Ohio corporation (the "Company"), to be held on Tuesday, May 6, 1997, at 10:00 a.m., local time, at the Holiday Inn - Westlake, 1100 Crocker Road, Westlake, Ohio, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy ("proxy card"), together with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, will first be sent to shareholders on or about April 14, 1997.

     The close of business on March 31, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 4,145,172 Common Shares, without par value, each of which will be entitled to one vote.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

     The number of directors has been fixed pursuant to the Code of Regulations of the Company at nine (9), and nine (9) directors are currently in office. At the meeting, shares represented by proxies, unless otherwise specified, will be voted for the election of the three (3) nominees, hereinafter named, to serve for a term of three (3) years and, in each case, until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose.

     If notice in writing is given by any shareholder to the President, a Vice President or the Secretary not less than forty-eight (48) hours before the time fixed for holding the meeting that he desires that voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one (1) nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same basis among two (2) or more nominees, as he sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three (3) nominees named below as possible. In the election of directors, the three (3) nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not count in favor of or against election of any nominee.

     The following information is set forth with respect to each person nominated for election as a director (each of whom is currently a director of the Company) and with respect to the directors of the Company whose terms of office will continue after the meeting:

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                                        NOMINATED
                                                                                           DIRECTOR     FOR TERM
                NAME                   AGE            PRINCIPAL OCCUPATION (1)               SINCE      EXPIRING
                ----                   ---            ------------------------               -----      --------

Robert K. Smith                        53      President, R.K. Smith & Associates, Inc.      1986         2000
                                               (Certified Public Accountants)

David L. Rossio                        60      President, Rossio Jewelry, Inc.               1992         2000

Thomas D. Schulte                      62      Retired (Formerly Director, Academic,
                                               Education and Industrial Studies, Great
                                               Oaks Joint Vocational School)                 1994         2000

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                                                         CURRENT
                                                                                           DIRECTOR       TERM
                NAME                   AGE            PRINCIPAL OCCUPATION (1)               SINCE       EXPIRES
                ----                   ---            ------------------------               -----       -------

E. Lawrence Hendershot, M.D.           71      Retired, President, E.N.T. Group              1986         1998
                                               of Cleveland, Inc. (Otologists)

Robert E. Bruce (2)                    75      President, Bruce and Bruce Company            1987         1998
                                               (Consulting Actuaries)

William E. Gerstenslager               51      Partner, Gerstenslager & Obert Co.            1990         1998
                                               (Attorneys)

Fred Lick, Jr.                         64      Chairman of the Board, President and          1976         1999
                                               Chief Executive Officer of the Company
                                               and of Central Reserve Life
                                               Insurance Company

John F. Novatney, Jr.                  66      General Counsel, Central Reserve Life         1976         1999
                                               Insurance Company; Vice Chairman of
                                               the Board of the Company


John L. McKean (3)                     72      President, Jack McKean Agency, Inc.           1989         1999
                                               (Life Insurance Agency)

(1) Each director or nominee for election as a director, except Mr. Novatney and Mr. Gerstenslager, has held the position shown for more than five (5) years. Prior to joining Central Reserve Life Insurance Company in June, 1996 as General Counsel, Mr. Novatney was a partner in the law firm of Baker & Hostetler LLP. Prior to his present position, Mr. Gerstenslager was with the law firm of Robert E. Sweeney, Co., L.P.A. from 1986 through 1995.

(2) Bruce and Bruce Company provided actuarial services to the Company in 1996 and will continue to provide such services in 1997.

(3) Jack McKean Agency, Inc. served as a licensed General Agent with the Company's principal operating subsidiary, Central Reserve Life Insurance Company, in 1996 and was paid commissions of $368,761 in 1996. The agency will continue to serve as an agent in 1997.

                        BOARD OF DIRECTORS AND COMMITTEES


     The Board of Directors of the Company has standing executive, audit, investment and employee relations committees, as described below:

     Executive Committee. The Executive Committee has all powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The Executive Committee also functions as a nominating committee. In functioning as a nominating committee, the Executive Committee seeks qualified persons to serve as directors of the Company and makes recommendations to the Board of Directors. The Executive Committee will consider nominees for the Board of Directors recommended by shareholders, provided that the names of such persons are submitted by January 30 for the next succeeding annual shareholders' meeting. Such recommendations should be submitted only on behalf of persons willing to serve as directors and should include a resume of their business experience and qualifications. The Executive Committee also serves as a compensation committee responsible for determining the compensation of the Company's executive officers. Members of the Executive Committee are Mr. Lick, Mr. Novatney and Dr. Hendershot. The Executive Committee met once during 1996.

     Audit Committee. The Audit Committee recommends to the Board of Directors the firm of independent accountants to serve the Company and reviews the scope, performance and results of the annual audit of the Company. Its members are Messrs. Smith, Gerstenslager and Rossio. The Audit Committee met seven (7) times during 1996.

     Investment Committee. The Investment Committee establishes policy for and monitors management of the Company's investments. Its members are Mr. Bruce, Mr. Novatney and Dr. Hendershot. Frank W. Grimone, Senior Executive Vice President and Chief Financial Officer of the Company, participates in all meetings of the Investment Committee. The Investment Committee met five (5) times during 1996.

     Employee Relations Committee. The Employee Relations Committee, working with employee-relations personnel of Central Reserve Life Insurance Company ("CRL"), the company's principal operating subsidiary, serves to structure, review and update CRL's employee-relations policies and practices, including CRL's firm commitment to equal employment opportunity. Its members are Messrs. Novatney, McKean, and Schulte. The Committee met four (4) times during 1996.

     The Board of Directors met five (5) times during 1996. Each director attended all of the meetings held by the Board of Directors and the committees of the Board of Directors on which he served.

     During 1996, the directors of the Company were paid $2,000 per quarter plus $1,000 per Board meeting attended and $1,000 per committee meeting attended plus expenses of attendance. Mr. Lick received no compensation as a director, and Mr. Novatney received no compensation as a director after he became an employee of CRL in June, 1996.

                          SECURITY OWNERSHIP OF CERTAIN
                                BENEFICIAL OWNERS

     The following information is set forth with respect to the only persons known to management to be beneficial owners of more than five percent (5%) of the Company's Common Shares:

                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      PERCENT OF CLASS
         Fred Lick, Jr.                            545,000 (1)                12.4
         17800 Royalton Road
         Strongsville, Ohio  44136

         Dimensional Fund Advisors Inc.            258,300 (2)                 6.2
         1299 Ocean Avenue
         11th Floor
         Santa Monica, California  90401

(1) Amount held as of March 31, 1997. Also, see footnote 4 to the table on page 5 herein.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 258,300 shares of Central Reserve Life Corporation stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is set forth with respect to the Company's Common Shares beneficially owned as of March 31, 1997, by all directors and nominees for election as directors of the Company, by all executive officers of the Company and by all executive officers and directors of the Company as a group:

                                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER (1)                      BENEFICIAL OWNERSHIP     PERCENT OF CLASS
Robert E. Bruce ............................             12,000                     *
William E. Gerstenslager ...................              1,600                     *
Frank W. Grimone ...........................            125,000                     3.0
E. Lawrence Hendershot, M.D. ...............             16,600(2)                  *
Glen A. Laffoon ............................             86,650(3)                  2.1
Fred Lick, Jr. .............................            545,000(4)                 12.4
John L. McKean .............................              3,000(5)                  *
John F. Novatney, Jr. ......................             13,000                     *
David L. Rossio ............................              1,000                     *
Thomas D. Schulte ..........................              2,097(6)                  *
Robert K. Smith ............................              5,725(7)                  *
James A. Weisbarth .........................             14,075                     *
Robert S. Zarick ...........................              1,000(8)                  *

All executive officers
  and directors as a group (13 persons) ....            826,747                    18.9

 *   Less than one percent of the outstanding Common Shares of the Company

(1) Unless otherwise indicated, the persons named have sole voting and investment power with respect to all Common Shares shown as being beneficially owned by them.

(2)  Includes 800 Common Shares held by Dr. Hendershot's spouse.

(3) Includes 41,150 Common Shares held by Mr. Laffoon's spouse and 3,000 Common Shares held jointly with his spouse.

(4) Includes options to purchase 235,000 Common Shares, exercisable at any time prior to August 6, 1997, and 37,500 Common Shares owned by Mid American Asset Management Corporation, of which Mr. Lick is the sole shareholder.

(5) These Common Shares are held by Jack McKean Agency, Inc. of which Mr. McKean is the sole shareholder.

(6)  These Common Shares are held jointly with Mr. Schulte's spouse.

(7) Includes 1,500 Common Shares held by the R.K. Smith & Associates, Inc., Profit Sharing Plan, of which Mr. Smith is the sole beneficiary, and 4,225 Common Shares held jointly with his spouse.

(8)  These Common Shares are held jointly with Mr. Zarick's spouse.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In order to comply with certain state insurance regulatory requirements which prohibit providing group life insurance unless at least ten (10) lives are insured, the Company formed CRL Preferred Group, Inc., International Professional Group, Inc., North America Preferred Employers, Inc., and Keystone Employers Group, Inc. to serve as trustees of trusts established to provide group life insurance to employers with less than ten (10) employees (such corporations the "Trustee Corporations"). In compliance with state regulations which require that the Trustee Corporations' shareholders be natural persons, Mr. Lick and Mr. Grimone hold, for the benefit of the Company, all of the outstanding shares of the Trustee Corporations and are directors of the Trustee Corporations. Mr. Weisbarth holds the office of President of the Trustee Corporations. None of the officers or directors of the Trustee Corporations receives any compensation for serving in such capacity.

     For a discussion of the employment contracts the Company has with Mr. Lick and Mr. Grimone, see "Executive Committee Report on Executive Compensation" beginning on page 9.

     See footnotes 2 and 3 to the table under "Election of Directors" on page 2 with respect to certain other transactions involving directors of the Company.

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total shareholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 1991, in each of three indices and dividends reinvested.)


                                    [GRAPH]


                                     LEGEND

Index Description                                  12/31/91   12/31/92   12/31/93   12/30/94   12/29/95    12/31/96
Central Reserve Life Corporation                     100.0      184.5      144.2     182.1      221.0       190.0
CRSP Index for Nasdaq Insurance Stocks               100.0      135.3      144.8     136.3      193.6       220.6
CRSP Index for Nasdaq Stock Market (US Companies)    100.0      116.4      133.6     130.6      184.7       227.2

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation paid by Central Reserve Life Insurance Company ("CRL"), the principal operating subsidiary of the Company, with respect to the calendar years ended December 31, 1996, 1995, and 1994, to the Chief Executive Officer and all other executive officers of the Company.

                                                     ANNUAL COMPENSATION
                                                     -------------------             ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR          SALARY ($)             COMPENSATION($)(1)
---------------------------                 ----          ----------             ------------------
FRED LICK, JR.                              1996            966,994                    23,671
Chairman of the Board, President            1995            871,166                    19,305
and Chief Executive Officer of the          1994            784,834                    19,305
Company and CRL

FRANK W. GRIMONE                            1996            258,000                    20,755
Senior Executive Vice President             1995            258,000                    19,305
and Chief Financial Officer of the          1994            215,000                    19,305
Company and CRL

GLEN A. LAFFOON                             1996            200,000                    20,486
Executive Vice President,                   1995            234,000                    19,305
Product Development, of CRL                 1994            170,000                    19,305

JAMES A. WEISBARTH                          1996            150,000                    19,653
Treasurer and Assistant Secretary
of the Company and Executive Vice
President, Treasurer and Assistant
Secretary of CRL

ROBERT S. ZARICK                            1996            144,350                    18,945
Executive Vice President,
Administration, of CRL


(1) For years 1995 and 1994, represents CRL's contribution under a defined-contribution, money-purchase, pension plan. For 1996, includes CRL's contribution under a defined-contribution, money-purchase, pension plan of $19,305 for each officer, except $18,554 for Mr. Zarick, and the following amounts equal to the full-dollar economic value of the premiums paid by CRL in connection with life insurance policies issued pursuant to the Split-Dollar Life Insurance Agreements between CRL and the following executive officers: Mr. Lick: $4,366; Mr. Grimone: $1,450; Mr. Laffoon:
     $1,181; Mr. Weisbarth: $348; and Mr. Zarick: $391. The premiums paid by CRL in connection with the life insurance policies issued pursuant to such Split-Dollar Life Insurance Agreements will be recovered in full by CRL upon the payment of any death benefits under any such life insurance policy.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table provides information for each of the executive officers concerning the exercise of options during 1996 and the number and value of options held at year-end for the Company's Common Shares.

                       SHARES                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                    ACQUIRED ON         VALUE             UNDERLYING UNEXERCISED               IN-THE-MONEY
      NAME          EXERCISE (#)    REALIZED($)(1)         OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(2)
      ----          ------------    ---------------        ---------------------         -----------------------
                                                        Exercisable / Unexercisable    Exercisable / Unexercisable
Fred Lick, Jr.         20,000           83,340                  235,000/0                      1,155,495/0
James A. Weisbarth        0                0                     5,000/0                         5,000/0

(1) Represents the difference between the aggregate exercise price of the options and the aggregate closing price of the Company's Common Shares on the date of exercise.

(2) Represents the difference between the aggregate exercise price of the options and the closing price of the Company's Common Shares on December 31, 1996.

              EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Committee is responsible for determining the compensation of the Company's executive officers. The executive officers are Fred Lick, Jr., Chairman of the Board, President and Chief Executive Officer of the Company and of Central Reserve Life Insurance Company ("CRL"), the principal operating subsidiary of the Company; Frank W. Grimone, Senior Executive Vice President and Chief Financial Officer of the Company and of CRL; Glen A. Laffoon, Executive Vice President, Product Development, of CRL; James A. Weisbarth, Treasurer and Assistant Secretary of the Company and Executive Vice President, Treasurer and Assistant Secretary of CRL; and Robert S. Zarick, Executive Vice President, Administration, of CRL.

     The Company is somewhat different from most other public companies in that it does not have a large pool of executive officers and does not have complicated long-term-compensation arrangements for its executive officers. Instead, the Company has particularized its compensation policies for each executive officer based on the officer's role in the Company and the Company's expectations for the officer.

     CRL entered into an employment agreement with Mr. Lick effective January 1, 1982, pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of CRL. The current term of the agreement expires on December 31, 2001. The agreement provides for automatic renewals for successive terms of five (5) years each unless notice of non-renewal is given by either party twenty-four (24) months in advance. The agreement provides for increases in Mr. Lick's salary of eleven percent (11%) per year for the years 1991 through 1996, with no increase in salary after 1996.

     Under his employment agreement, Mr. Lick is entitled to six (6) weeks vacation annually, cumulative from year to year; an automobile and its operational expenses; reimbursement of his business expenses; continuation of his salary during any total or partial disability; and certain other fringe benefits.

     Mr. Lick's employment agreement provides that in the event of a change of control of CRL or the Company which is not approved by Mr. Lick, he may elect to resign, in which event he will be entitled, thirty (30) days after such resignation, to a lump sum payment equal to his full annual salary for the unexpired term of his employment agreement and the continuation of his fringe benefits throughout the unexpired term. Mr. Lick's employment agreement may not be terminated by CRL. If CRL does terminate the agreement, or if Mr. Lick terminates the agreement because of a material breach by CRL, he is entitled to the same payment and benefits provided for in the event of a change of control.

     Mr. Lick has an employment agreement with the Company which provides that if CRL terminates or is unable to fulfill any of its obligations under its employment agreement with Mr. Lick, then the obligations of CRL under his employment agreement become the responsibility of the Company. Mr. Lick's employment agreement with the Company was entered into on January 1, 1982, and the current term of the agreement expires on December 31, 2001. Renewal of the CRL agreement results in automatic renewal of the Company agreement. This employment agreement may not be terminated by the Company.

     The Executive Committee believes that an employment contract for a chief executive officer is important to secure continuity of leadership and to avoid the time-consuming interruption of yearly contract and salary negotiation between a company and its chief executive officer. The Executive Committee continues to believe, more specifically, that the health industry's complexity, its competitiveness, and the significance of government intervention mandate arrangements designed to secure continuity of leadership and continued focus on the Company's business. The Executive Committee also continues to believe that the Company's overall, long-term success can be largely attributed to Mr. Lick's ability to anticipate trends in the industry and to identify opportunities before they are recognized by competitors. The Executive Committee believes that the retention of Mr. Lick as Chief Executive Officer is of vital importance to the Company.

     Effective January 1, 1984, the Company and CRL entered into employment agreements with Mr. Grimone. The agreements are automatically renewed on an annual basis unless Mr. Grimone is given written notice of intention not to renew thirty (30) days prior to the end of a contract year. Under the agreement, Mr. Grimone is also entitled to an automobile and its operational expenses, the reimbursement of business expenses and certain other fringe benefits. Mr. Grimone's agreement with the Company provides that if CRL is unable or unwilling to meet its obligations under its employment agreement with Mr. Grimone, such obligations become the obligations of the Company.

     As Chief Financial Officer, Mr. Grimone has overall responsibility for the Company's financial policies and its investment income. Since 1996, Mr. Grimone has also devoted much of his time to efforts to raise capital and to merger and acquisition matters. The factors considered in the yearly renewal of Mr. Grimone's employment agreements are the general profitability of the Company's investments and, on an essentially equal basis, his overall performance in all of his duties. The investment income of the Company in 1996 increased 4% from 1995 through the sound and safe investments made under Mr. Grimone's guidance. Mr. Grimone was paid a salary of $258,000 for 1996. The Executive Committee has renewed Mr. Grimone's employment agreement.

     Mr. Laffoon receives compensation in the form of an annual salary. Until May, 1996, Mr. Laffoon's areas of responsibility as Chief Administrative Officer included the CRL claim and administrative teams and the Actuarial and Quality Assurance Departments, which comprise a majority of CRL's employees. In May, 1996, in order to respond to the need for new and innovative insurance plans and to address on a company-wide basis the new federal health insurance law (Health Insurance Portability and Accountability Act of 1996), Mr. Laffoon's responsibilities were shifted to the development of new insurance plans and his title was changed accordingly from Executive Vice President and Chief Administrative Officer to Executive Vice President, Product Development. As Chief Administrative Officer, his annual compensation was based upon underwriting profitability, improvement of operating procedures, retention of business and the overall individual performance of his duties. As Executive Vice President, Product Development, his annual compensation is based upon the successful development and introduction of new products and the overall performance of his duties. Mr. Laffoon was paid a salary of $200,000 in 1996, which reflects the importance to CRL of the development of quality products but takes into account that Mr. Laffoon no longer has responsibility for the majority of CRL's employees.

     Mr. Weisbarth, who has been with CRL since 1980, primarily as controller, was promoted to Executive Vice President and Treasurer in May, 1996. Mr. Weisbarth is responsible for preparing the Company's budget and the consolidated financial reports and statements, overseeing the Company's information systems and purchasing, handling risk management matters, developing cost controls and reviewing large capital expenditures. He also holds the office of Assistant Secretary. Mr. Weisbarth receives compensation in the form of an annual salary. Mr. Weisbarth was paid $150,000 in 1996.

     Mr. Zarick, who has been with CRL since 1981, primarily as head of the Human Resources Department, was promoted to Executive Vice President, Administration in May 1996. At that time, he assumed certain of the responsibilities of Mr. Laffoon, those being the CRL claim and administrative teams and the Quality Assurance Department, which comprise a majority of CRL's employees (see paragraph above concerning Mr. Laffoon). Mr. Zarick also oversees the facilities management of CRL's home office and serves as CRL's Equal Employment Opportunity officer directing policies and standards in employee relations, evaluations and wage and salary administration. Mr. Zarick receives compensation in the form of an annual salary. Mr. Zarick was paid $144,350 in 1996.

                                              The Executive Committee
                                              Fred Lick, Jr., Chairman
                                              John F. Novatney, Jr.
                                              E. Lawrence Hendershot, M.D.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lick, Mr. Novatney and Dr. Hendershot serve on the Executive Committee, which serves as a compensation committee responsible for determining the compensation of the Company's executive officers.

     Mr. Lick is President and Chief Executive Officer of the Company and of its principal operating subsidiary, Central Reserve Life Insurance Company. While Mr. Lick serves on the Company's Executive Committee, he abstains in any action affecting his own compensation as an executive officer. See "Certain Relationships and Related Transactions" on page 6 with respect to transactions between Mr. Lick and the Company.

     During the first half of 1996, Mr. Novatney was a partner in the law firm of Baker & Hostetler LLP, which serves as general counsel for the Company and its subsidiaries.

PROPOSAL TWO:     AMENDMENT OF THE AMENDED ARTICLES OF
                  INCORPORATION TO INCREASE THE NUMBER OF
                  AUTHORIZED COMMON SHARES

     The Board of Directors of the Company has recommended an amendment to Article FOURTH, Section 1 of the Amended Articles of Incorporation to increase by 5,000,000 the authorized number of Common Shares. The following is the full text of Article FOURTH, Section 1 reflecting this amendment:

     FOURTH: Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 17,000,000 shares, consisting of 2,000,000 Non-Voting Preferred Shares, without par value, and 15,000,000 Common Shares, without par value.

     The Board of Directors has determined that the number of authorized Common Shares should be increased to make additional shares available for issuance from time to time for share splits, share dividends, equity financing, acquisitions, and other general corporate purposes. The Board of Directors has no present agreement, understanding or plan to issue any of the additional shares for which approval is sought. If the amendment is approved by the shareholders, the Board of Directors will have authority to issue the additional authorized Common Shares without first seeking or obtaining further shareholder approval, except as may be required by applicable law or the rules of any stock exchange on which the Company's Common Shares may be listed, such as the Nasdaq Stock Market.

     The additional Common Shares to be authorized would have rights identical to the current outstanding Common Shares. Approval of the amendment by the shareholders will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized Common Shares are issued in the future, they would decrease the existing shareholders' relative percentage equity ownership and, depending on the price at which the shares are issued, could be dilutive to the existing shareholders. The holders of the Company's Common Shares do not have preemptive rights, which means that the shareholders do not have a prior right to purchase any newly issued shares in order to preserve their proportionate ownership interest in the Company.

     The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt Proposal Two.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TWO.

                        SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee selected KPMG Peat Marwick LLP to serve as the independent auditors for the Company and its subsidiaries for the year 1996. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting of Shareholders and will be available to answer questions.


                              SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the 1998 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 6, 1997. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Shares, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representation from the Company's executive officers and directors, the Company believes that all forms were filed in a timely manner during 1996, with the following exceptions: Messrs. Bruce, McKean, Novatney, Schulte and Smith purchased 4,000; 2,500; 5,050; 1,000; and 2,500 Common Shares, respectively, in a private placement of Common Shares made available to select general agents of CRL and directors of the Company in December, 1996. The purchases were reported to the SEC in January using Form 5; however, the filings were a number of days late. Additionally, Mr. Bruce purchased 2,000 Common Shares in 1996 (not part of the private placement) and inadvertently failed to file a Form 4. Mr. Bruce reported the purchase in January, 1997, on a Form 5.

                                  OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged Regan & Associates, Inc., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $3,750. Proxies may also be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specification made by the shareholder. In the absence of any such specification, proxies will be voted FOR the election of the three (3) nominees as set forth under "Election of Directors" on page 1.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, (1) by a later-dated proxy;
(2) by giving written notice to the Company; or (3) in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.


                                   By order of the Board of Directors.



                                   /s/ Fred Lick, Jr.
                                   -------------------------------------
                                   Fred Lick, Jr.
                                   Chairman of the Board,
                                   President and Chief Executive Officer

     Date:  April 14, 1997

                                  DETACH CARD
--------------------------------------------------------------------------------

P                       CENTRAL RESERVE LIFE CORPORATION
R              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1997.
X
Y      The undersigned hereby constitutes and appoints Fred Lick, Jr., and Frank
   W. Grimone, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Central Reserve Life Corporation to be held at the Holiday Inn - Westlake, 1100 Crocker Road, Westlake, Ohio, on Tuesday, May 6, 1997, and at any adjournment thereof, on all matters coming before said meeting.


     THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.


       1.  Election of Directors, Nominees:        2.  Amendment of the Amended Articles
           Robert K. Smith                             of Incorporation to increase by
           David L. Rossio                             5,000,000 the number of authorized
           Thomas D. Schulte                           Common Shares


           FOR  WITHHELD                                FOR   AGAINST  ABSTAIN
           [ ]     [ ]                                  [ ]     [ ]      [ ]
           FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

           -------------------------------------------------------


                                                                  -----------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                  -----------

                                  DETACH CARD
--------------------------------------------------------------------------------
PROXY NO.                                                                 SHARES


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.



                                                       Dated ____________, 1997

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Title

                                                       NOTE: Please sign as name
                                                       appears hereon. Joint
                                                       owners should each sign.
                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give full title as
                                                       such.